                                                                    EXHIBIT 99.1
BOYKIN LODGING COMPANY                                                 P R O X Y
                                                                       ---------

    The undersigned hereby appoints ROBERT W. BOYKIN, PAUL A. O'NEIL and ROBERT
A. WEIBLE, and each of them, attorneys and proxies of the undersigned, with full power of substitution, to attend the special meeting of shareholders of Boykin Lodging Company ("Boykin") to be held at the Shoreby Club, 40 Shoreby Drive, Bratenahl, Ohio 44108, on May 20, 1998, at 9 a.m., Cleveland time, or any adjournment thereof, and to vote the number of shares of Boykin the undersigned would be entitled to vote, and with all the power the undersigned would possess if personally present, on:

         A proposal to approve the issuance of 3,110,048 common shares of Boykin (the "Share Issuance Proposal") in accordance with: (i) the Agreement and Plan of Merger dated as of December 30, 1997 (the "Merger Agreement") by and among Boykin, Boykin Hotel Properties, L.P., an Ohio limited partnership (the "Boykin Operating Partnership"), Boykin Acquisition Corporation I, Inc., an Ohio corporation and a wholly owned subsidiary of Boykin, Boykin Acquisition Corporation II, Inc., an Ohio corporation and a wholly owned subsidiary of Boykin, Boykin Acquisition Partnership, L.P., a Delaware limited partnership, Red Lion Inns Limited Partnership, a Delaware limited partnership ("Red Lion"), Red Lion Properties, Inc., a Delaware corporation (the "Red Lion General Partner"), and Red Lion Inns Operating L.P., a Delaware limited partnership (the "Red Lion Operating Partnership"), pursuant to which, among other things, Red Lion will become an indirect wholly owned subsidiary of Boykin and the outstanding units of limited partnership interest in Red Lion and the interest of the Red Lion General Partner in Red Lion will be converted into the right to receive a number of common shares of Boykin and cash as described in the Joint Proxy Statement/Prospectus dated April 14, 1998; and (ii) the Partnership Interest Assignment Agreement dated as of December 30, 1997 (the "Assignment Agreement") by and among the Red Lion General Partner, Boykin, the Boykin Operating Partnership and West Doughboy LLC, an Ohio limited liability company ("West Doughboy LLC"), pursuant to which, among other things, the Red Lion General Partner will assign its general partnership interest in the Red Lion Operating Partnership to West Doughboy LLC in exchange for a number of common shares of Boykin and cash as described in the Joint Proxy Statement/Prospectus dated April 14, 1998.

    The proxies are instructed to vote on the Share Issuance Proposal as follows:

                                    For  [ ]      Against  [ ]      Abstain  [ ]

    THE PROXIES WILL VOTE AS SPECIFIED ABOVE, OR IF A CHOICE IS NOT SPECIFIED, THEY WILL VOTE FOR THE SHARE ISSUANCE PROPOSAL.

    The Board of Directors of Boykin recommends a vote FOR the Share Issuance Proposal.

          THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF BOYKIN

                                                Receipt of the Notice of Special
                                                Meeting of Shareholders and the
                                                Joint Proxy Statement/Prospectus
                                                dated April 14, 1998, is hereby
                                                acknowledged.

                                                Dated:               , 1998
                                                      ---------------

                                                --------------------------------

                                                --------------------------------

                                                --------------------------------

                                                          Signature(s)

                                                (Please sign exactly as your
                                                name or names appear hereon,
                                                indicating, where proper,
                                                official position or
                                                representative capacity.)